Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Robert Forrester	Gina Nugent
Executive Vice President, Chief Financial Officer	VP, Corporate Communications and IR
CombinatoRx, Incorporated	CombinatoRx, Incorporated
Phone: 617-301-7100	617-301-7099
Fax: 617-301-7010	617-301-7010
rforrester@combinatorx.com	gnugent@combinatorx.com

COMBINATORX ANNOUNCES SENIOR MANAGEMENT UPDATES

CAMBRIDGE, MA — January 16, 2007 - CombinatoRx, Incorporated (NASDAQ: CRXX) today announced the promotion of Daniel Grau to the newly created position of Chief Operating Officer and the retirement of Dr. Jan Lessem as Chief Medical Officer, effective January 31, 2007.

“It is my pleasure to promote Dan to COO. Our philosophy at CombinatoRx is to promote high achieving senior leaders from within,” said Alexis Borisy, President and CEO. “Dan has demonstrated his leadership at CombinatoRx across multiple important disciplines at the company and has played a key role in building our product portfolio to where we are today. I feel fortunate to have such a strong management team.”

As Chief Operating Officer, Daniel Grau will be responsible for the areas of therapeutic program management, new products strategic marketing, medical affairs, business development, alliance management and informatics. He will continue to report to Alexis Borisy, President and CEO. Mr. Grau has been a key member of the CombinatoRx management team, most recently as Senior Vice President of Commercial Operations.  In addition to his role in the operations of the business, he also negotiated a broad portfolio of deals that have provided the Company with significant R&D funding and product rights. He joined CombinatoRx in 2001 with diverse experiences ranging from pharmaceutical marketing, new product launch, lifecycle management and business development. Mr. Grau earned his B.A. from Davidson College holds M.A., M.A.R. and M.Phil. degrees from Yale University and is the recipient of the Andrew J. Mellon Fellowship in the Humanities.

Jan Lessem, M.D., Ph.D. has made significant contributions in his role as Chief Medical Officer. Dr. Lessem was instrumental in the advancement of CombinatoRx from a start-up drug discovery company to an organization with an extensive clinical product portfolio. Under his leadership, the Company has moved seven products into Phase 2 clinical development in three years. Dr. Lessem will continue as a consultant to CombinatoRx.

“I am thankful to Dr. Lessem for his years of dedication and service to CombinatoRx and am pleased to have his ongoing involvement in the Company  beyond his retirement,” said Alexis Borisy, President and CEO.

245 First Street, Cambridge, MA 02142
Ph: 617 301 7000   Fax: 617 301 7010   www.combinatorx.com

About CombinatoRx

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals and has a broad product portfolio in phase 2 clinical development. Going beyond traditional combinations, CombinatoRx creates product candidates with novel mechanisms of action striking at the biological complexities of human disease. The lead programs in the CombinatoRx portfolio are advancing into later stage clinical trials based on the strength of multiple positive phase 2a trial results. This portfolio is internally generated from the CombinatoRx proprietary drug discovery technology which provides a renewable and previously untapped source of novel drug candidates. The Company was founded in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx please visit www.combinatorx.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its product candidates and their clinical potential, its plans for its product candidates, its formulation efforts, its business plans and its drug discovery technology. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the CombinatoRx drug discovery technology, the Company’s ability to initiate and successfully complete clinical trials of its product candidates, risks associated with developing modified-release formulations of its product candidates, assumptions regarding the mechanism of action of our product candidates, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the Company’s ability to obtain additional funding for its research and development and those other risks that can be found in the “Risk Factors” section of the CombinatoRx Annual Report Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward looking statements. CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

© 2007 CombinatoRx, Incorporated. All rights reserved.

245 First Street, Cambridge, MA 02142
Ph: 617 301 7000   Fax: 617 301 7010   www.combinatorx.com